UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2004

Penn Treaty American Corporation
 (Exact name of registrant as specified in charter)

Pennsylvania	001-14681	23-1664166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3440 Lehigh Street, Allentown, Pennsylvania	18103
(Address of Principal Executive Offices)	(Zip Code)

(610) 965-2222
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

        [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition

On November 10, 2004, Penn Treaty American Corporation (the “Company”) announced its results of operations for the third quarter of 2004. The Company issued a press release, dated November 10, 2004, which is furnished as an exhibit hereto.

The press release referred to fully converted book value, which is a non-GAAP financial measure. The press release included a reconciliation of fully converted book value to GAAP book value. The Company believes that the presentation and discussion of this non-GAAP number, which is consistent with past disclosure, in conjunction with disclosure of all reconciling differences, provides a better understanding of the Company’s current value in light of future items which we believe are likely to be significantly dilutive to current shareholders.

The information in the Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended , except as shall be expressly set forth by specific reference in such filing.

Item 9.01     Financial Statements and Exhibits

      ( c ). Exhibits

      99.1 Press Release of Penn Treaty American Corporation dated November 10, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENN TREATY AMERICAN CORPORATION

November 10, 2004	By: /s/ Mark Cloutier
Mark Cloutier
Chief Financial Officer

EXHIBIT INDEX

Number     Exhibits

99.1     Press Release of Penn Treaty American Corporation dated November 10, 2004